Exhibit 10.1

INDEPENDENT CONSULTANT AGREEMENT

THIS INDEPENDENT CONSULTANT AGREEMENT (the “Agreement”) is made effective as of [__] (the “Effective Date”) above by and between Spine Injury Solutions, Inc., a Delaware corporation located at 600 Anton Boulevard, Suite 1100, Costa Mesa, CA 92626 (the “Company”), and [__] (the “Consultant”). For purposes hereof, the Company and Consultant may collectively be referred to as the “Parties”.

BACKGROUND INFORMATION

A.	WHEREAS, the Company desires to retain Consultant to act as the Company’s Chief Technology Officer to provide the services as described on the attached Schedule A pursuant to the terms and conditions of this Agreement (the “Services”); and

B.	WHEREAS, Consultant desires to provide the Services to the Company upon the terms and subject to the conditions of this Agreement.

PROVISIONS

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	SERVICES, COMPENSATION, WARRANTY, REPRESENTATION.

1.1	Consultant agrees to provide the as set forth in the attached Schedule A (collectively, the “Services”). In addition, Consultant agrees to abide by the terms and conditions of all policies applicable to employees and consultant of the Company as may be adopted by the Company from time to time.

1.2	As full and complete compensation for the Services to be performed by Consultant pursuant to this Agreement, the Company agrees to award Consultant [__] shares of the Company’s common stock, par value $0.001 per share in accordance with the Restricted Award Agreement with a Grant date of [__]. The Company will also pay those expenses of Consultant which are incurred in connection with Consultant’s delivery of Services hereunder, provided such expenses are approved in advance by the Company. Consultant shall deliver to the Company copies of all expense receipts at the time of submission of invoices.

1.3	Consultant warrants that the Services to be provided under this Agreement shall be performed by Consultant in a professional manner conforming to generally accepted industry standards and practices.

2.	STATUS OF CONSULTANT. In performing the Services, nothing in this Agreement shall be construed to create the relationship of employer-employee, principal-agent or master-servant, either expressed or implied. Further, the relationship between the Parties is that of contract, Consultant being an independent contractor, free from interference or control by the Company in the performance of Services, subject only to the terms of this Agreement. Neither the Company nor Consultant has the authority to bind or incur any obligation for the other, and each agrees that Consultant will not hold itself out to any third party as having, or act toward any third party in any manner which would suggest that they have, any such authority.

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3.	TAX AND INSURANCE. Consultant acknowledges that, as an independent contractor, Consultant is not covered by the Company’s workers’ or unemployment compensation insurance. Additionally, Consultant agrees that no withholding will be made by the Company for any Federal, state, local, Social Security, Medicare or other taxes (for any governmental or other agency) from any amounts paid to Consultant by the Company under this Agreement. Consultant further agrees to be solely and personally responsible for the payment of all such taxes from the compensation or other remuneration paid Consultant under this Agreement.

4.	TERM AND TERMINATION OF THE AGREEMENT.

4.1	The term of this Agreement shall commence as of the Effective Date and shall remain in effect until fifteen (15) days following the date that either Party gives the other written notice of termination. In the event of a breach of this Agreement by either Party which is not cured within five (5) days of its receipt of written notice thereof, this Agreement shall be immediately terminated.

4.2	In the event of the termination or expiration of this Agreement, the following provisions shall apply:

(a)	Unless otherwise agreed upon in writing by the Parties, Consultant shall cease performing Services;

(b)	Consultant shall deliver to the Company all “Proprietary Information” (as defined in the Proprietary Information and Inventions Agreement between the Parties dated as of the Effective Date (the “Proprietary Information Agreement”), together with all copies thereof, in Consultant’s possession or under Consultant’s control and to certify in writing to the Company that all of such materials have so been returned; and

(c)	The Parties agree to cooperate fully and to provide promptly all information necessary or useful relating to the Proprietary Information.

4.3	The duties and obligation of Sections 3, 4 and 5 of this Agreement shall survive the termination of this Agreement. Consultant will indemnify the Company for damages, liabilities and costs associated with Consultant’s breach of any of the provisions of this Agreement or the intentional acts of Consultant.

5.	MISCELLANEOUS.

5.1	Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company, to:

c/o Benjamin Tran

Spine Injury Solutions, Inc.

600 Anton Boulevard, Suite 1100

Costa Mesa, CA 92626

Email: ben@btcmcorp.com

With a copy to:

Laura Anthony and Lazarus Rothstein

Anthony L.G., PLLC

625 North Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: lanthony@anthonypllc.com and lrothstein@anthonypllc.com

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If to Consultant to:

[__]

Email: [__]

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

5.2	This Agreement is based on the professional services of Consultant. No Services or rights or obligations associated therewith may be assigned or transferred by Consultant without the prior written consent of the Company. Any attempt by Consultant to assign or transfer any of the rights, duties, or obligations of this Agreement without the Company’s written consent is void.

5.3	Consultant understands and agrees that the Company may suffer irreparable harm in the event that Consultant breaches any of Consultant’s obligations under this Agreement or the Proprietary Information Agreement. Accordingly, Consultant agrees that, in the event of said breach, the Company, in addition to any other rights, remedies or damages available to it at law or in equity, the Company may be entitled to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or to restrain any such breach by Consultant.

5.4	This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware. Each of the parties submits to the jurisdiction of any state or federal court sitting in Orange County, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined by any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Consultant agrees and consents to venue in Orange County, California and to the in personam jurisdiction of the aforementioned courts.

5.5	This Agreement and the agreements referenced herein represent the sole and entire agreement between the parties and supersedes any and all prior agreements, negotiations, and discussions between the parties or their respective counsel with respect to the subject matters covered in this Agreement. This Agreement may be modified only by a writing signed by both parties.

5.6	If either party initiates proceedings for the other’s breach of this Agreement, the prevailing party shall recover attorneys’ fees and costs, including such fees and costs on any enforcement or appeal proceedings.

5.7	This Agreement may be executed in two counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same document.

5.8	The term “Consultant” refers to the Consultant named above, the Consultant’s heirs, executors, guardians, administrators, successors, and assigns, and each of them, jointly and severally.

(Signatures appear on following page.)

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

SPINE INJURY SOLUTIONS, INC.

By:
	[__]	[__]

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INDEPENDENT CONSULTANT AGREEMENT

SCHEDULE A

Description of Services:	The following services will be performed on behalf the Company’s subsidiary, Bitech Mining Corporation: (a) [__]

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